Exhibit 99.1

                     GameStop Corp. Sales Up 20%
                Video Game Software Sales Increase 16%
                 Comparable Store Sales Increase 6.2%
                  Second Quarter EPS Grows to $0.14

    GRAPEVINE, Texas--(BUSINESS WIRE)--Aug. 18, 2005--GameStop Corp. (NYSE:GME) (NYSE:GME.B), one of the nation's largest video game and entertainment software retailers, today reported record sales and earnings for the second quarter ended July 30, 2005.
    GameStop sales increased 20.3% to $415.9 million in the second quarter of 2005, compared with $345.6 million in the prior year quarter. Video game software sales remained solid, increasing by 16%, with leading titles such as "NCAA Football 2006" from Electronic Arts, "Star Wars Episode III: Revenge of the Sith" from Lucas Arts, and "Pokemon Emerald" from Nintendo of America. The Sony PlayStation Portable (PSP) continued to be an important driver of comparable store sales, which increased 6.2% during the second quarter.
    Net earnings for the second quarter increased to $7.9 million, compared with net earnings of $7.7 million in the prior year quarter. Diluted earnings per share increased 7.7%, to $0.14 per diluted share, as compared to $0.13 per diluted share in the prior year quarter. As previously released, second quarter earnings include a $1.1 million write-off of our used "Grand Theft Auto: San Andreas" inventory, due to a retroactive ratings change from "Mature" to "Adults Only" by the Entertainment Software Ratings Board, and the concomitant pulling of the product from sale in our stores.
    "We are pleased with our second quarter results," said R. Richard Fontaine, Chairman and Chief Executive Officer. "I am particularly encouraged that we continued to execute our business plan and focus on our customers in light of the very exciting, and potentially distracting, announcement regarding our pending merger with Electronics Boutique. Sales grew over 20% during the quarter with the used catalogue showing strength in the face of a relatively slow quarter for new title releases. Hardware sales were very robust and grew over 40% from the prior year, driven by in-stock positions on all console and hand-held platforms. Despite this heavy hardware sales mix, we were able to increase our gross margin percentage through freight cost reductions and improved margins on video game software."
    Fontaine continued, "In addition, we opened 76 stores in the quarter, with our new stores continuing to perform ahead of our internal goals."

    Update on Merger with Electronics Boutique

    On June 9, 2005, GameStop Corp. and Electronics Boutique Holding Corp. announced that the waiting period under the Hart-Scott-Rodino Improvements Act had expired. Both companies are now responding to questions from the Securities and Exchange Commission regarding their S-4 registration statement and Form 10-K's. The merger is now expected to close in late September 2005 or early October 2005.
    Daniel DeMatteo, Vice-Chairman and Chief Operating Officer, said, "The integration planning process is going well, with integration teams comprised of members from both companies working on selecting 'best practices' and integration timelines. Based on our progress to date, we are confident that the synergies and cost savings previously announced can be achieved."

    Guidance for Third Quarter

    For the third quarter of fiscal 2005, GameStop expects comparable store sales to decrease between -8.0% and -10.0%, primarily due to the difficult comparisons with the prior year quarter when record-breaking titles such as "Grand Theft Auto: San Andreas" and "Fable" were released, with diluted earnings per share between $0.18 and $0.20. Management continues to believe that full year 2005 diluted earnings per share will range from $1.30 to $1.40, without taking into consideration the planned merger with Electronics Boutique Holdings Corp. GameStop will update guidance for the combined company after the closing of the merger.

    Conference Call and Webcast Information

    A conference call with GameStop Corp.'s management is scheduled for August 18, 2005 at 11:00 a.m. ET to discuss the 2005 second quarter results. The conference call will be simulcast on the Internet at (http://www.gamestop.com/investor-relations/). The conference call will be archived on the Web site until September 1, 2005.

    About GameStop Corp.

    Headquartered in Grapevine, TX, GameStop Corp. (NYSE:GME) (NYSE:GME.B) is one of the nation's largest video game and entertainment software retailers. The company operates 1,980 retail stores throughout the 50 states, the District of Columbia, Puerto Rico, Ireland and the United Kingdom, primarily under the GameStop(R) brand. In addition, the company owns a commerce-enabled Web property, GameStop.com, and Game Informer(R) magazine, a leading video and computer game publication.
    GameStop Corp. sells the most popular new software, hardware and game accessories for the PC and next generation video game systems from Sony, Nintendo and Microsoft. In addition, the company sells computer and video game magazines and strategy guides, action figures, and other related merchandise to more than 30 million customers.
    General information on GameStop Corp. can be obtained via the Internet by visiting the company's corporate Website: http://www.gamestop.com/investor-relations/.

    Safe Harbor

    This press release (including the attached schedules) contains "forward-looking statements." GameStop Corp. is including this statement for the express purpose of availing itself of the protections of the safe harbor provided by the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements. These forward-looking statements are based on currently available information and represent the beliefs of the management of the company. These statements are subject to risks and uncertainties that could cause actual results to differ materially. These risks include, but are not limited to, general economic and market conditions, seasonality, decreased consumer demand for the company's products, possible disruptions in the company's computer or telephone systems, possible work stoppages or increases in labor costs, possible increases in shipping rates or interruptions in shipping service, effects of competition, possible disruptions or delays in the opening of new stores or the inability to obtain suitable sites for new stores, possible disruptions or delays in successfully transferring the company's headquarters and distribution center to a new facility during 2005, higher than anticipated store closing or relocation costs, higher interest rates, the performance of the company's online and other initiatives, the successful completion and integration of the planned merger with Electronics Boutique Holding Corp. and other acquired businesses, unanticipated increases in merchandise or occupancy costs, unanticipated adverse litigation results or effects, product shortages or delays in the introduction of new generation systems and related interactive software and other factors which may be outside of the company's control. Please refer to the company's reports on file with the SEC for a more detailed discussion of these and other risks that could cause results to differ materially.


                            GameStop Corp.
                       Statements of Operations
                (in thousands, except per share data)

                                         13 weeks         13 weeks
                                           ended           ended
                                       July 30, 2005   July 31, 2004
                                      --------------- ----------------

Sales                                       $415,930         $345,593
Cost of sales                                286,409          238,386
                                      --------------- ----------------

  Gross profit                               129,521          107,207

Selling, general and administrative
 expenses                                    105,606           85,809
Depreciation and amortization                 10,725            8,853
                                      --------------- ----------------

Operating earnings                            13,190           12,545

Interest expense (income), net                   144             (194)
                                      --------------- ----------------

Earnings before income tax expense            13,046           12,739

Income tax expense                             5,143            5,067
                                      --------------- ----------------

Net earnings                                  $7,903           $7,672
                                      =============== ================

Earnings per common share:
  Basic                                        $0.15            $0.14
  Diluted                                      $0.14            $0.13

Weighted average common shares
 outstanding:
  Basic                                       51,646           56,620
  Diluted                                     56,508           59,533

Percentage of sales:
-------------------------------------

Sales                                          100.0%           100.0%
Cost of sales                                   68.9%            69.0%
                                      --------------- ----------------

Gross profit                                    31.1%            31.0%

SG&A expenses                                   25.4%            24.8%
Depreciation and amortization                    2.5%             2.6%
                                      --------------- ----------------

Operating earnings                               3.2%             3.6%

Interest expense (income), net                   0.1%           (0.1)%
                                      --------------- ----------------

Earnings before income tax expense               3.1%             3.7%

Income tax expense                               1.2%             1.5%
                                      --------------- ----------------

Net earnings                                     1.9%             2.2%
                                      =============== ================


                            GameStop Corp.
                       Statements of Operations
                (in thousands, except per share data)

                                         26 weeks         26 weeks
                                           ended           ended
                                       July 30, 2005   July 31, 2004
                                      --------------- ----------------

Sales                                       $890,657         $717,329
Cost of sales                                633,756          504,582
                                      --------------- ----------------

  Gross profit                               256,901          212,747

Selling, general and administrative
 expenses                                    205,864          172,280
Depreciation and amortization                 20,990           17,152
                                      --------------- ----------------

Operating earnings                            30,047           23,315

Interest expense (income), net                   227             (347)
                                      --------------- ----------------

Earnings before income tax expense            29,820           23,662

Income tax expense                            11,591            9,312
                                      --------------- ----------------

Net earnings                                 $18,229          $14,350
                                      =============== ================

Earnings per common share:
  Basic                                        $0.36            $0.25
  Diluted                                      $0.33            $0.24

Weighted average common shares
 outstanding:
  Basic                                       51,323           56,805
  Diluted                                     55,499           59,832

Percentage of sales:
-------------------------------------

Sales                                          100.0%           100.0%
Cost of sales                                   71.2%            70.3%
                                      --------------- ----------------

Gross profit                                    28.8%            29.7%

SG&A expenses                                   23.1%            24.0%
Depreciation and amortization                    2.3%             2.4%
                                      --------------- ----------------

Operating earnings                               3.4%             3.3%

Interest expense (income), net                   0.1%             0.0%
                                      --------------- ----------------

Earnings before income tax expense               3.3%             3.3%

Income tax expense                               1.3%             1.3%
                                      --------------- ----------------

Net earnings                                     2.0%             2.0%
                                      =============== ================


                            GameStop Corp.
                            Balance Sheets
                (in thousands, except per share data)


                                       July 30, 2005   July 31, 2004
                                      --------------- ----------------
ASSETS:
Current assets:
  Cash and cash equivalents                  $98,954         $159,748
  Receivables, net                             9,418            6,547
  Merchandise inventories                    257,396          184,059
  Prepaid expenses and other current
   assets                                     24,302           14,628
  Prepaid taxes                               12,534           11,968
  Deferred taxes                               5,435            7,661
                                      --------------- ----------------
    Total current assets                     408,039          384,611
                                      --------------- ----------------

Property and equipment:
  Land                                         2,000            2,000
  Leasehold improvements                     120,145           84,710
  Fixtures and equipment                     210,942          154,557
                                      --------------- ----------------
                                             333,087          241,267
  Less accumulated depreciation and
   amortization                              144,353          104,102
                                      --------------- ----------------
    Net property and equipment               188,734          137,165
                                      --------------- ----------------

Goodwill, net                                320,888          320,888
Other noncurrent assets                        3,011            1,698
                                      --------------- ----------------
    Total assets                            $920,672         $844,362
                                      =============== ================


LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
  Accounts payable                          $166,070         $130,361
  Accrued liabilities                        103,706           89,965
  Note payable, current portion               12,173               --
                                      --------------- ----------------
    Total current liabilities                281,949          220,326
                                      --------------- ----------------
Deferred taxes                                19,898           17,629
Note payable, long-term portion               24,347               --
Other long-term liabilities                   15,503            6,973
                                      --------------- ----------------
    Total long-term liabilities               59,748           24,602
                                      --------------- ----------------
    Total liabilities                        341,697          244,928
                                      --------------- ----------------

Stockholders' equity:
  Preferred stock - authorized 5,000
   shares; no shares issued or
   outstanding                                    --               --
  Class A common stock - $.001 par
   value; authorized 300,000 shares;
   25,163 and 23,483 shares issued,
   respectively                                   25               23
  Class B common stock - $.001 par
   value; authorized 100,000 shares;
   29,902 and 36,009 shares issued
   and outstanding, respectively                  30               36
  Additional paid-in-capital                 519,113          516,813
  Accumulated other comprehensive
   income (loss)                                 (43)             125
  Retained earnings                          109,850          132,437
  Treasury stock, at cost, 3,263
   shares                                    (50,000)         (50,000)
                                      --------------- ----------------
    Total stockholders' equity               578,975          599,434
                                      --------------- ----------------
    Total liabilities and
     stockholders' equity                   $920,672         $844,362
                                      =============== ================


                              Schedule I
                            GameStop Corp.
                           Retail Sales Mix


                                         13 weeks         13 weeks
                                           ended           ended
                                       July 30, 2005   July 31, 2004
                                      --------------- ----------------

Video Game Hardware                               19%              16%
Video Game Software                               65%              65%
Video Game Accessories                            10%              14%
PC Software                                        5%               4%
PC Accessories and Other                           1%               1%


    CONTACT: Investor Contact:
             David W. Carlson
             Executive Vice President & Chief Financial Officer
             GameStop Corp.
             (817) 424-2130
             or
             Media Contact:
             Steven Lipin
             Brunswick Group LLC
             (212) 333-3810